Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2006 Stock Option Plan of Dyadic International, Inc of our report dated March 27, 2006, with respect to the consolidated financial statements of Dyadic International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP
                                                                 Certified Public Accountants
West Palm Beach, Florida
August 14, 2006